Exhibit 99.1
Masimo Reports Third Quarter 2018 Financial Results
Q3 2018 Highlights

■	Total revenue, including royalty and other revenue, was $210.6 million;
■	Product revenue increased 12.4% to $202.1 million, or 12.8% on a constant currency basis;
■	Shipments of noninvasive technology boards and monitors were 59,100; and
■	GAAP net income per diluted share of $1.02. Non-GAAP net income per diluted share increased 26.8% to $0.71.
Irvine, California, October 31, 2018 - Masimo (NASDAQ: MASI) today announced its financial results for the third quarter ended September 29, 2018.
Third Quarter 2018 Results:
Third quarter 2018 total revenue, including royalty and other revenue, was $210.6 million. Product revenue for the third quarter 2018 increased 12.4% to $202.1 million, or 12.8% on a constant currency basis.
During the third quarter of 2018, the Company shipped approximately 59,100 noninvasive technology boards and monitors.
The Company’s worldwide direct product revenue, which accounted for 86.0% of total product revenue, increased to $173.8 million in the third quarter 2018. OEM sales, which accounted for 14.0% of total product revenue, increased to $28.3 million for the third quarter 2018.
For the third quarter 2018, GAAP net income was $57.1 million or $1.02 per diluted share. Non-GAAP net income was $40.1 million, or $0.71 per diluted share.
Total cash and cash equivalents increased by $63.8 million during the quarter to $493.5 million, as of September 29, 2018.
As a result of the strong performance in the third quarter, Masimo is raising its guidance for fiscal year 2018. The Company now expects product revenues of $826 million, which reflects reported growth of 11.9% and constant currency growth of 11.3%. Masimo is also raising its GAAP EPS guidance to $3.37 and its non-GAAP EPS guidance to $2.92.
Joe Kiani, Chairman and Chief Executive Officer of Masimo, said, “We are happy to report results for the third quarter that exceeded expectations. Our product revenue increased 12.8% on a constant currency basis to reach $202 million for the quarter. We also shipped a record 59,100, noninvasive technology boards and monitors. Our strong growth is the result of increasing demand for our innovative technologies and systems solutions, which enable our customers to automate patient management across the continuum of care and improve patient safety. We are once again raising guidance for revenue and earnings in 2018 as we continue to grow due to our life saving and life improving technologies.”

2018 Financial Guidance
The Company provided the following updated estimates for its full year 2018 guidance:

	2018 Updated Guidance[1]		Prior 2018 Guidance[1]
(in millions, except percentages and earnings per share)	GAAP	Non-GAAP	GAAP	Non-GAAP
Total revenue, including royalty and other revenue	$854	$854	$850	$850
Product revenue	$826	$826	$822	$822
Percentage growth - as reported	11.9%	11.9%	11.3%	11.3%
Percentage growth - constant currency	N/A	11.3%	N/A	10.8%
Royalty and other revenue	$28	$28	$28	$28
Operating margin	24.2%	24.4%	24.2%	24.4%
Diluted earnings per share	$3.37	$2.92	$3.07	$2.90
EBITDA	26.7%	29.9%	26.8%	29.9%
Estimated tax rate	11.0%	24.0%	19.3%	24.0%
______________

[1]	Updated guidance provided October 31, 2018. Prior guidance provided August 1, 2018.

•	Total revenue, including royalty and other revenue, increasing to $854 million;

•	Product revenue increasing to $826 million, which reflects reported growth of 11.9% and constant currency growth of 11.3%;

•	GAAP diluted earnings per share increasing to $3.37;

•	Non-GAAP diluted earnings per share increasing to $2.92; and

•	Included in our full year revenue guidance is approximately $4 million of year-over-year currency benefits.
Impact of Adoption of New Revenue Accounting Standard:
During the first quarter of 2018, the Company adopted Financial Accounting Standards Board (FASB) Accounting Standards Update No. 2014-09, Revenue (Topic 606): Revenue from Contracts with Customers (ASU 2014-09). The new revenue recognition standard requires the Company to make numerous assumptions that are based upon historical trends and management judgment. These assumptions may change over time and may have a material impact on our revenue recognition, guidance and results of operations. In accordance with the full retrospective method of adoption, the Company has adjusted certain amounts previously reported in its unaudited condensed consolidated financial statements to comply with the new standard, as indicated by the notation, “As Adjusted”. For additional information with respect to the impact of the adoption of this new accounting standard and reconciliations to the prior reported amounts, please reference Note 2 to our condensed consolidated financial statements that will be included in Part I, Item 1 of our Quarterly Report on Form 10-Q (Form 10-Q) for the quarter ended September 29, 2018 once filed with the Securities and Exchange Commission (SEC) and Exhibit 99.3 that was included in our Current Report on Form 8-K that was filed with the SEC today.
Supplementary Non-GAAP Financial Information
For additional non-GAAP financial details, please visit the Investor Relations section of the Company’s website at www.masimo.com to access Supplementary Financial Information.
Non-GAAP Financial Measures
The non-GAAP financial measures contained herein are a supplement to the corresponding financial measures prepared in accordance with U.S. GAAP. The non-GAAP financial measures presented exclude the items described below. Management believes that adjustments for these items assist investors in making comparisons of period-to-period operating results. Furthermore, management also believes that these items are not indicative of the Company’s on-going core operating performance. These non-GAAP financial measures have certain limitations in that they do not reflect all of the costs associated with the operations of the Company’s business as determined in accordance with GAAP.
Therefore, investors should consider non-GAAP financial measures in addition to, and not as a substitute for, or as superior to, measures of financial performance prepared in accordance with GAAP. The non-GAAP financial measures presented by the Company may be different from the non-GAAP financial measures used by other companies.

The Company has presented the following non-GAAP measures to assist investors in understanding the Company’s core net operating results on an on-going basis: (i) non-GAAP product revenue growth %, (ii) non-GAAP net income, (iii) non-GAAP diluted earnings per share, (iv) non-GAAP gross profit, (v) non-GAAP operating income and (vi) adjusted EBITDA. These non-GAAP financial measures may also assist investors in making comparisons of the Company’s core operating results with those of other companies. Management believes non-GAAP product revenue growth %, non-GAAP gross profit, non-GAAP operating income, non-GAAP net income, non-GAAP net income per diluted share and adjusted EBITDA are important measures in the evaluation of the Company’s performance and uses these measures to better understand and evaluate our business.
The non-GAAP financial measures reflect adjustments for the following items, as well as the related income tax effects thereof:
Constant currency adjustments.
Some of our sales agreements with foreign customers provide for payment in currencies other than the U.S. Dollar. These foreign currency revenues, when converted into U.S. Dollars, can vary significantly from period to period depending on the average and quarter-end exchange rates during a respective period. We believe that comparing these foreign currency denominated revenues by holding the exchange rates constant with the prior year period is useful to management and investors in evaluating our product revenue growth rates on a period-to-period basis. We anticipate that fluctuations in foreign exchange rates and the related constant currency adjustments for calculation of our product revenue growth rate will continue to occur in future periods.
Acquisition-related costs, including depreciation and amortization.
Depreciation and amortization related to the revaluation of assets and liabilities (primarily intangible assets, property, plant and equipment adjustments, inventory revaluation, lease liabilities, etc.) to fair value through purchase accounting related to value created by the seller prior to the acquisition rather than ongoing costs of operating our core business. As a result, we believe that exclusion of these costs in presenting non-GAAP financial measures provides management and investors a more effective means of evaluating historical performance and projected costs and the potential for realizing cost efficiencies within our core business. Depreciation and amortization related to the revaluation of acquisition related assets and liabilities will generally recur in future periods.
Litigation damages, awards and settlements.
In connection with litigation proceedings arising in the course of our business, we have recorded expenses as a defendant in such proceedings in the form of damages, as well as gains as a plaintiff in such proceedings in the form of litigation awards and settlement proceeds; most recently in connection with our November 2016 settlement agreement with Koninklijke Philips N.V. We believe that exclusion of these gains and losses is useful to management and investors in evaluating the performance of our ongoing operations on a period-to-period basis. In this regard, we note that these expenses and gains are generally unrelated to our core business and/or infrequent in nature.
Realized and unrealized gains or losses from foreign currency transactions.
We are exposed to foreign currency gains or losses on outstanding foreign currency denominated receivables and payables related to certain customer sales agreements, product costs and other operating expenses. As the Company does not actively hedge these currency exposures, changes in the underlying currency rates relative to the U.S. Dollar may result in realized and unrealized foreign currency gains and losses between the time these receivables and payables arise and the time that they are settled in cash. Since such realized and unrealized foreign currency gains and losses are the result of macro-economic factors and can vary significantly from one period to the next, we believe that exclusion of such realized and unrealized gains and losses are useful to management and investors in evaluating the performance of our ongoing operations on a period-to-period basis. Realized and unrealized foreign currency gains and losses are likely to recur in future periods.
Excess tax benefits from stock-based compensation.
Current authoritative accounting guidance requires that excess tax benefits or costs recognized on stock-based compensation expense be reflected in our provision for income taxes rather than paid-in capital. Since we cannot control or predict when stock option awards will be exercised or the price at which such awards will be exercised, the impact of such guidance can create significant volatility in our effective tax rate from one period to the next. We believe that exclusion of these excess tax benefits or costs is useful to management and investors in evaluating the performance of our ongoing operations on a period-to-period basis. These excess tax benefits or costs will generally recur in future periods as long as we continue to issue equity awards to our employees.

Tax impacts that may not be representative of the ongoing results of our core operations.
The Tax Cuts and Jobs Act of 2017 (2017 Tax Act) was signed into law in December 2017, and became effective January 1, 2018. The 2017 Tax Act included a number of changes to existing U.S. federal tax law impacting businesses including, among other things, a permanent reduction in the corporate income tax rate from 35% to 21%, a one-time transition tax on the “deemed repatriation” of cumulative undistributed foreign earnings as of December 31, 2017 and changes in the prospective taxation of the foreign operations of U.S. multinational companies.
From time to time, we record tax benefits relating to the derecognition of uncertain tax positions due to the expiration of the statutes of limitations. During the three months ended September 29, 2018, we recorded a significant tax benefit due to the expiration of the applicable statutes of limitations related to certain non-recurring transactions.
We believe that exclusion of the tax charges related to the 2017 Tax Act and the tax benefit resulting from the expiration of certain statutes of limitations related to non-recurring transactions is useful to management and investors in evaluating the performance of our ongoing operations on a period-to-period basis. In this regard, we note that these tax items are unrelated to our core business and non-recurring in nature.
Third Quarter 2018 Actuals versus Third Quarter 2017 Actuals:

RECONCILIATION OF GAAP TO NON-GAAP CONSTANT CURRENCY PRODUCT REVENUE:
	Three Months Ended
(in thousands, except percentages)	September 29, 2018	September 30, 2017 As Adjusted
GAAP product revenue	$202,068	$179,696
Non-GAAP constant currency adjustments:
Constant currency F/X adjustments	658	N/A
Total non-GAAP constant currency adjustments	658	N/A
Non-GAAP (constant currency) product revenue	$202,726	$179,696
Product revenue growth %:
GAAP	12.4%
Non-GAAP (constant currency)	12.8%

	Nine Months Ended
(in thousands, except percentages)	September 29, 2018	September 30, 2017 As Adjusted
GAAP product revenue	$608,461	$541,889
Non-GAAP constant currency adjustments:
Constant currency F/X adjustments	(5,363)	N/A
Total non-GAAP constant currency adjustments	(5,363)	N/A
Non-GAAP (constant currency) product revenue	$603,098	$541,889
Product revenue growth %:
GAAP	12.3%
Non-GAAP (constant currency)	11.3%

RECONCILIATION OF GAAP TO NON-GAAP NET INCOME AND NET INCOME PER DILUTED SHARE:
	Three Months Ended
	September 29, 2018		September 30, 2017 As Adjusted
(in thousands, except per share amounts)	$	Per Diluted Share	$	Per Diluted Share
GAAP net income, as originally reported	$57,126	$1.02	$39,235	$0.70
ASC 606 adjustments	—	—	(3,382)	(0.06)
GAAP net income, as adjusted	57,126	1.02	35,853	0.64
Non-GAAP adjustments:
Acquisition related depreciation and amortization	361	—	390	—
Litigation damages, awards and settlements	500	0.01	—	—
Non-operating other (income) expense	1,311	0.02	448	0.01
Tax impact of above items	(376)	(0.01)	(137)	—
Excess tax benefits from stock-based compensation	(14,647)	(0.26)	(4,867)	(0.09)
Expiration of certain statutes of limitations related to unique and non-recurring tax positions	(4,169)	(0.07)	—	—
Remeasurement of deferred taxes	(16)	—	—	—
Total non-GAAP adjustments	(17,036)	(0.31)	(4,166)	(0.08)
Non-GAAP net income	$40,090	$0.71	$31,687	$0.56
Weighted average shares outstanding - diluted		56,237		56,163

	Nine Months Ended
	September 29, 2018		September 30, 2017 As Adjusted
(in thousands, except per share amounts)	$	Per Diluted Share	$	Per Diluted Share
GAAP net income, as originally reported	$146,609	$2.59	$131,248	$2.35
ASC 606 adjustments	—	—	1,276	0.02
GAAP net income, as adjusted	146,609	2.59	132,524	2.37
Non-GAAP adjustments:
Acquisition related depreciation and amortization	1,082	0.02	1,207	0.02
Litigation damages, awards and settlements	500	0.01	—	—
Non-operating other (income) expense	764	0.01	239	—
Tax impact of above items	(134)	(0.01)	(374)	(0.01)
Excess tax benefits from stock-based compensation	(21,742)	(0.38)	(35,093)	(0.62)
Expiration of certain statutes of limitations related to unique and non-recurring tax positions	(4,169)	(0.07)	—	—
Remeasurement of deferred taxes	—	—	—	—
Total non-GAAP adjustments	(23,699)	(0.42)	(34,021)	(0.61)
Non-GAAP net income	$122,910	$2.17	$98,503	$1.76
Weighted average shares outstanding - diluted		56,555		55,967

Full Year 2018 Guidance versus Full Year 2017 Actuals:

RECONCILIATION OF GAAP PRODUCT REVENUE GROWTH % TO CONSTANT CURRENCY PRODUCT REVENUE GROWTH %:
	Full Year 2018 Updated Guidance[1]	Full Year 2017 Actuals As Adjusted
GAAP product revenue	$826,000	$738,242

Non-GAAP constant currency adjustments:
Constant currency F/X adjustments	(4,000)	N/A
Total non-GAAP constant currency adjustments	(4,000)	N/A

Non-GAAP (constant currency) product revenue	$822,000	$738,242
Product revenue growth %:
GAAP	11.9%
Non-GAAP (constant currency)	11.3%

RECONCILIATION OF GAAP TO NON-GAAP NET INCOME AND NET INCOME PER DILUTED SHARE:

	Full Year 2018 Updated Guidance[1]		Full Year 2017 Actuals As Adjusted
(in thousands, except per share amounts)	$	Per Diluted Share	$	Per Diluted Share
GAAP net income, as originally reported	$189,300	$3.37	$131,616	$2.36
ASC 606 adjustments	—	—	(6,827)	(0.13)
GAAP net income as adjusted	189,300	3.37	124,789	2.23
Non-GAAP adjustments:
Acquisition related depreciation and amortization	1,500	0.03	1,597	0.03
Litigation damages, awards and settlements	500	0.01	—	—
Non-operating other (income) expense	800	0.01	270	0.01
Tax impact of above items	(231)	(0.01)	(456)	(0.01)
Excess tax benefits from stock-based compensation	(23,400)	(0.42)	(39,241)	(0.70)
Tax impact of U.S. tax reform[2,3]	—	—	41,392	0.74
Expiration of certain statutes of limitation related to unique and non-recurring tax positions	(4,169)	(0.07)	—	—
Total non-GAAP adjustments	(25,000)	(0.45)	3,562	0.07
Non-GAAP net income	$164,300	$2.92	$128,351	$2.30
Weighted average shares outstanding - diluted		56,200		55,874
______________

[1]	Estimated effective tax rate of 11.0% applied to GAAP earnings and 24.0% applied to non-GAAP earnings.

[2]
As previously reported in May 2018, the 2017 Tax Act resulted in an unfavorable charge of $43.5 million in the fourth quarter of 2017. The amount recognized was a provisional estimate and subject to change, possibly materially, due to, among other things, refinements of the Company’s calculations, changes in interpretations and assumptions the Company has made or additional guidance issued by the U.S. Treasury, Securities and Exchange Commission or Financial Accounting Standards Board.

[3]	Includes adjustments related to the full retrospective application of ASC 606 of $2.1 million, or $0.04 per diluted share, in the first quarter of 2018.

RECONCILIATION OF GAAP TO NON-GAAP GROSS PROFIT AND OPERATING INCOME:

	Full Year 2018 Updated Guidance		Full Year 2017 Actuals As Adjusted
(in thousands, except percentages)	$	% of Revenue	$	% of Revenue
GAAP gross profit, as originally reported	$570,000	66.7%	$535,100	67.0%
ASC 606 adjustments	—	—	(13,068)	(1.0)
GAAP gross profit, as adjusted	570,000	66.7	522,032	66.0
Non-GAAP adjustments:
Acquisition related depreciation and amortization	500	0.1	500	0.1
Total non-GAAP adjustments	500	0.1	500	0.1
Non-GAAP gross profit	$570,500	66.8%	$522,532	66.1%

GAAP operating income	$206,300	24.2%	$197,361	24.7%
ASC 606 adjustments	—	—	(13,573)	(1.4)
GAAP operating income, as adjusted	206,300	24.2	183,788	23.3
Non-GAAP adjustments:
Acquisition related depreciation and amortization	1,500	0.2	1,597	0.2
Litigation damages, awards and settlements	500	—	—	—
Total non-GAAP adjustments	2,000	—	1,597	—
Non-GAAP operating income	$208,300	24.4%	$185,385	23.5%

RECONCILIATION OF EBITDA TO ADJUSTED EBITDA:

	Full Year 2018 Updated Guidance		Full Year 2017 Actuals As Adjusted
(in thousands, except percentages)	$	% of Revenue	$	% of Revenue
GAAP net income, as originally reported	$189,300	22.2%	$131,616	16.7%
ASC 606 adjustments	—	—	(6,827)	(0.9)
GAAP net income, as adjusted	189,300	22.2	124,789	15.8
Other (income)/expense[1]	(6,400)	(0.7)	(2,013)	(0.3)
Provision for income taxes	23,400	2.7	61,011	7.8
Depreciation and amortization	21,300	2.5	20,061	2.5
EBITDA	227,600	26.7	203,848	25.8
Add: Non-cash stock-based compensation expense	26,800	3.1	17,187	2.2
Add: Litigation damages, awards and settlements	500	0.1	—	—
Adjusted EBITDA	$254,900	29.9%	$221,035	28.0%
______________

[1]	Other (income)/expense consists primarily of interest (income)/expense and net foreign currency (gains)/losses.

Conference Call
Masimo will hold a conference call today at 1:30 p.m. PT (4:30 p.m. ET) to discuss the results. A live webcast of the call will be available online from the investor relations page of the Company’s website at www.masimo.com. The dial-in numbers are (888) 520-7182 for domestic callers and +1 (706) 758-3929 for international callers. The reservation code for both dial-in numbers is 2368156. After the live webcast, the call will be available on Masimo’s website through November 28, 2018. In addition, a telephonic replay of the call will be available through November 7, 2018. The replay dial-in numbers are (855) 859-2056 for domestic callers and +1 (404) 537-3406 for international callers. Please use reservation code 2368156.
About Masimo
Masimo (NASDAQ: MASI) is a global leader in innovative noninvasive monitoring technologies. Our mission is to improve patient outcomes and reduce the cost of care by taking noninvasive monitoring to new sites and applications. In 1995, the Company debuted Masimo SET® Measure-through Motion and Low Perfusion® pulse oximetry, which has been shown in multiple studies to significantly reduce false alarms and accurately monitor for true alarms. Masimo SET® is estimated to be used on more than 100 million patients in leading hospitals and other healthcare settings around the world. In 2005, Masimo introduced rainbow® Pulse CO-Oximetry technology, allowing noninvasive and continuous monitoring of blood constituents that previously could only be measured invasively, including total hemoglobin (SpHb®), oxygen content (SpOC), carboxyhemoglobin (SpCO®), methemoglobin (SpMet®), Pleth Variability Index (PVi®) and more recently, Oxygen Reserve Index (ORi™), in addition to SpO2, pulse rate and perfusion index (PI). In 2014, Masimo introduced Root™, an intuitive patient monitoring and connectivity platform with the Masimo Open Connect® (MOC-9®) interface. Masimo is also taking an active leadership role in mobile health applications (mHealth) with products such as the Radius-7® wearable patient monitor and the MightySat™ fingertip pulse oximeter. Additional information about Masimo and its products may be found at www.masimo.com.
Forward-Looking Statements
All statements other than statements of historical facts included in this press release that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements including, in particular, the statements about our expectations for full fiscal year GAAP and non-GAAP 2018 total, product, royalty and other revenues, earnings per diluted share, operating margin, EBITDA, and estimated tax rate, and our long-term outlook; demand for our products; anticipated revenue and earnings growth; our financial condition, results of operations and business generally; expectations regarding our ability to design and deliver innovative new noninvasive technologies and reduce the cost of care; and demand for our technologies. These forward-looking statements are based on management’s current expectations and beliefs and are subject to uncertainties and factors, all of which are difficult to predict and many of which are beyond our control and could cause actual results to differ materially and adversely from those described in the forward-looking statements. These risks include, but are not limited to, those related to: our dependence on Masimo SET® and Masimo rainbow SET™ products and technologies for substantially all of our revenue; any failure in protecting our intellectual property exposure to competitors’ assertions of intellectual property claims; the highly competitive nature of the markets in which we sell our products and technologies; any failure to continue developing innovative products and technologies; the lack of acceptance of any of our current or future products and technologies; obtaining regulatory approval of our current and future products and technologies; the risk that the implementation of our international realignment will not continue to produce anticipated operational and financial benefits, including a continued lower effective tax rate; the loss of our customers; the failure to retain and recruit senior management; product liability claims exposure; a failure to obtain expected returns from the amount of intangible assets we have recorded; the maintenance of our brand; the amount and type of equity awards that we may grant to employees and service providers in the future; our ongoing litigation and related matters; and other factors discussed in the “Risk Factors” section of our most recent periodic reports filed with the Securities and Exchange Commission (“SEC”), including our most recent Form 10-K and Form 10-Q, all of which you may obtain for free on the SEC’s website at www.sec.gov. Although we believe that the expectations reflected in our forward-looking statements are reasonable, we do not know whether our expectations will prove correct. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, even if subsequently made available by us on our website or otherwise. We do not undertake any obligation to update, amend or clarify these forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

# # #

Investor Contact: Eli Kammerman	Media Contact: Irene Paigah
(949) 297-7077	(858) 859-7001
ekammerman@masimo.com	irenep@masimo.com
Masimo, SET, Signal Extraction Technology, Improving Patient Outcome and Reducing Cost of Care... by Taking Noninvasive Monitoring to New Sites and Applications, rainbow, SpHb, SpOC, SpCO, SpMet, PVI and ORI are trademarks or registered trademarks of Masimo Corporation.

MASIMO CORPORATION CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited, in thousands)

	September 29, 2018	December 30, 2017 As Adjusted
ASSETS
Current assets
Cash and cash equivalents	$493,488	$315,302
Accounts receivable, net of allowance for doubtful accounts	101,024	118,532
Inventories	92,952	92,259
Other current assets	48,283	33,601
Total current assets	735,747	559,694
Deferred costs and other contract assets	119,523	109,256
Property and equipment, net	164,605	164,096
Intangible assets, net	28,462	27,123
Goodwill	23,454	20,617
Deferred tax assets	20,209	19,981
Other non-current assets	3,859	4,668
Total assets	$1,095,859	$905,435
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$38,940	$33,780
Accrued compensation	41,293	39,515
Accrued and other current liabilities	27,802	24,254
Deferred revenue and other contract-related liabilities, current	35,592	32,105
Total current liabilities	143,627	129,654
Other non-current liabilities	39,834	51,757
Total liabilities	183,461	181,411
Commitments and contingencies
Stockholders’ equity
Common stock	53	52
Treasury stock	(489,026)	(472,536)
Additional paid-in capital	523,051	461,494
Accumulated other comprehensive loss	(5,818)	(2,941)
Retained earnings	884,138	737,955
Total stockholders’ equity	912,398	724,024
Total liabilities and stockholders’ equity	$1,095,859	$905,435

MASIMO CORPORATION CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited, in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 29, 2018	September 30, 2017 As Adjusted	September 29, 2018	September 30, 2017 As Adjusted
Revenue:
Product	$202,068	$179,696	$608,461	$541,889
Royalty and other revenue	8,515	13,664	26,696	40,420
Total revenue	210,583	193,360	635,157	582,309
Cost of goods sold	69,830	69,295	208,596	198,929
Gross profit	140,753	124,065	426,561	383,380
Operating expenses:
Selling, general and administrative	72,670	65,704	215,263	198,460
Research and development	19,442	15,300	57,160	45,859
Total operating expenses	92,112	81,004	272,423	244,319
Operating income	48,641	43,061	154,138	139,061
Non-operating income	1,028	287	4,080	1,319
Income before provision (benefit) for income taxes	49,669	43,348	158,218	140,380
Provision (benefit) for income taxes	(7,457)	7,495	11,609	7,856
Net income	$57,126	$35,853	$146,609	$132,524

Net income per share:
Basic	$1.09	$0.69	$2.78	$2.57
Diluted	$1.02	$0.64	$2.59	$2.37

Weighted-average shares used in per share calculations:
Basic	52,432	52,079	52,726	51,469
Diluted	56,237	56,163	56,555	55,967
The following table presents details of the stock-based compensation expense that is included in each functional line item in the condensed consolidated statements of operations (in thousands):

	Three Months Ended		Nine Months Ended
	September 29, 2018	September 30, 2017	September 29, 2018	September 30, 2017
Cost of goods sold	$89	$93	$240	$258
Selling, general and administrative	5,981	4,049	15,310	8,683
Research and development	1,573	909	4,145	2,251
Total	$7,643	$5,051	$19,695	$11,192

MASIMO CORPORATION CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited, in thousands)

	Nine Months Ended
	September 29, 2018	September 30, 2017 As Adjusted
Cash flows from operating activities:
Net income	$146,609	$132,524
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	15,959	14,384
Stock-based compensation	19,695	11,192
Loss on disposal of property, equipment and intangibles	641	420
Benefit from doubtful accounts	(401)	—
Benefit from deferred income taxes	(6,747)	—
Changes in operating assets and liabilities:
Decrease (increase) in accounts receivable	17,384	(17,277)
Increase in inventories	(1,069)	(26,354)
Increase in other current assets	(15,606)	(9,095)
Increase in deferred costs and other contract assets	(10,400)	(9,175)
Decrease (increase) in other non-current assets	496	(3,525)
Increase in accounts payable	4,090	3,748
Increase (decrease) in accrued compensation	1,919	(9,094)
Increase in accrued liabilities	5,695	393
Increase (decrease) in income tax payable	410	(71,177)
Increase (decrease) in deferred revenue and other contract-related liabilities	3,981	(11,039)
(Decrease) increase in other non-current liabilities	(6,351)	1,456
Net cash provided by operating activities	176,305	7,381
Cash flows from investing activities:
Purchases of property and equipment, net	(12,299)	(37,830)
Increase in intangible assets	(4,718)	(2,220)
Business combination, net of cash acquired, and acquisitions of equity investments	(4,000)	(1,145)
Proceeds from sale of equity investments	453	—
Net cash used in investing activities	(20,564)	(41,195)
Cash flows from financing activities:
Repayments of capital lease obligations	—	(71)
Proceeds from issuance of common stock	42,297	55,709
Payroll tax withholdings on behalf of employees for vested equity awards	(168)	—
Repurchases of common stock	(18,478)	(42,608)
Net cash provided by financing activities	23,651	13,030
Effect of foreign currency exchange rates on cash	(1,230)	3,112
Net increase in cash, cash equivalents, and restricted cash	178,162	(17,672)
Cash, cash equivalents and restricted cash at beginning of period	315,483	308,198
Cash, cash equivalents and restricted cash at end of period	$493,645	$290,526